Exhibit 10.22
ENVIRI II CORPORATION
STOCK APPRECIATION RIGHTS AGREEMENT (FORM)
This STOCK APPRECIATION RIGHTS AGREEMENT (this “Agreement”) is made as of [●] (“Date of Grant”), by and between Enviri II Corporation, a Delaware corporation, and [Participant Name:First Name Last Name] (the “Participant”).
1.    Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Company’s 2026 Omnibus Incentive Plan (as amended from time to time, the “Plan”). In addition, for purposes of this Agreement, “Exercise Price” means the value of $[●].
2.    Grant of SARs. Subject to and upon the terms, conditions and restrictions set forth in this Agreement, including, without limitation, Exhibit A attached hereto (the “Non-Competition Agreement”), and in the Plan, the Company grants to the Participant, as of the Date of Grant, [Granted:SARs Granted] Stock Appreciation Rights (“SARs”) that are Free Standing Rights. The SARs represent the right of the Participant to receive shares of Common Stock with a Fair Market Value equal to 100% of the Spread Value, where the “Spread Value” means an amount equal to the number of shares of Common Stock subject to the SAR that is being exercised multiplied by the excess of (A) the Fair Market Value on the date of exercise, over (B) the Exercise Price. Notwithstanding anything in this Section 2 or otherwise in this Agreement to the contrary, the Participant acknowledges and agrees to be bound by the restrictive covenant terms, conditions and provisions in the Non-Competition Agreement as a “Participant” as referred to therein.
3.    Vesting of SARs. All of the SARs covered by this Agreement shall be vested and exercisable on the Date of Grant.
4.    Exercise of SARs.
(a)    The SARs may be exercised in whole or in part by delivery to the Company of a notice in form and substance satisfactory to the Company specifying the number of SARs to be exercised and the date of exercise.
(b)    Upon exercise, the Company will issue to the Participant, with respect to the number of SARs that are exercised, the number of shares of Common Stock (rounded down to the nearest whole share) with a Fair Market Value equal to the Spread Value.
5.    Termination of SARs. The SARs shall terminate, as provided below, after the end of the earliest to occur of the following periods:
(a)    90 days after the Participant’s Continuous Services ceases, unless the Participant ceases Continuous Service in a manner described in clause (b), (c), (d) or (e) of this Section;

(b)    One year after the Participant’s Disability, if the Participant’s Disability occurs during the Participant’s Continuous Service;
(c)    One year after the death of the Participant, if the Participant dies during the Participant’s Continuous Service or within the period specified in clause above or clause (d) below if applicable to the Participant;
(d)    The lesser of (i) five years after the Participant retires from Continuous Service or (ii) the remaining term of the SAR under clause (f) if (A) the Participant is, at the time of such retirement, at least age 62 and has at least five years of service with the Company (including, for the avoidance of doubt, any years of service with the Company’s predecessor), or (B) when the Participant retires, the Participant’s age (minimum of age 55), plus full years of service (including, for the avoidance of doubt, any years of service with the Company’s predecessor), equals 75;
(e)    One year after the Participant ceases Continuous Service with the successor or surviving entity or its parent following a Change in Control of the Company; and
(f)    [Date]1.
6.    Transferability. Subject to Section 7 of the Plan, no SAR or any interest therein shall be transferable prior to exercise pursuant to Section 4 hereof other than by will or pursuant to the laws of descent and distribution and may be exercised during the Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.
7.    Compliance with Applicable Laws. The SARs shall not be exercisable if such exercise would involve a violation of any Applicable Laws.
8.    Adjustments. The SARs are subject to adjustment under the terms of Section 14 of the Plan.
9.    No Employment Rights. The grant of the SARs under this Agreement to the Participant is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the SARs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Participant any right to continue employment with the Company or any subsidiary, as the case may be, or interfere in any way with the right of the Company or a subsidiary to terminate the employment of the Participant at any time.
10.    Relation to Other Benefits. Any economic or other benefit to the Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any profit-sharing, retirement or other benefit or
1 To be the tenth anniversary of the grant date of the predecessor award corresponding to the substitute award.

compensation plan maintained by the Company or a subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a subsidiary.
11.    Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, that no amendment shall materially impair the rights of the Participant under this Agreement without the Participant’s written consent.
12.    Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
13.    Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement. In addition, the SARs shall be subject to the terms and conditions of the Company’s Incentive Compensation Recoupment Policy in effect on the Date of Grant as if such SARs were “Incentive-Based Compensation” (as such term is defined in such policy).
14.    Successors and Assigns. Without limiting Section 6 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.
15.    Governing Law. This Agreement will be construed under the laws of the State of Delaware, without regard to its conflict of law provisions, and the parties consent and agree that the federal and state courts of the Delaware will have exclusive jurisdiction over any dispute relating to this Agreement.
16.    Acknowledgement. The Participant acknowledges that the Participant (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.
17.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Participant has executed this Agreement, effective as of the day and year first above written.

ENVIRI II CORPORATION

By:

The undersigned hereby acknowledges receipt of an executed version of this Agreement and accepts the award of SARs granted hereunder on the terms and conditions set forth herein and in the Plan (including the terms of the Non-Competition Agreement, attached hereto as Exhibit A).

PARTICIPANT

By:

EXHIBIT A
NON-COMPETITION AGREEMENT
1.    Grant. Participant acknowledges that Participant has access to the confidential and proprietary trade secret information of Enviri II Corporation, including its subsidiaries, joint ventures, and operating divisions (the “Company”), as further described below (“Confidential/Proprietary Trade Secret Information”). Further, Participant acknowledges that Participant derives significant value from the Company and from the Confidential/Proprietary Trade Secret Information provided during the term of employment with the Company, which enables Participant to optimize the performance of the Company’s performance and Participant’s own personal, professional, and financial benefit. In consideration of the grant described in the award agreement (the “Agreement”) to which these terms, conditions and provisions (the “Non-Competition Agreement”) are attached as an exhibit, Participant agrees that, during Participant’s employment by the Company, and for a period of twelve (12) months after the cessation of such employment for any reason (both such periods collectively referred to as the “Restricted Period”), Participant will not, directly or indirectly, engage in any of the following competitive activities:
(a)    For Participant or on behalf of any other corporation, business, partnership, individual, or other entity, directly or indirectly solicit, divert, contract with, or attempt to solicit, divert, or contract with, any customer with whom Participant had Material Contact during the final two (2) years of Participant’s employment with the Company concerning any products or services that are similar to those that Participant was responsible for or were otherwise involved with during Participant’s employment with the Company. For purposes of this Non-Competition Agreement, the Participant will have had “Material Contact” with a customer if: (i) Participant had business dealings with the customer on the Company’s behalf; (ii) Participant was responsible for supervising or coordinating the dealings between the Company and the customer; or (iii) Participant obtained Confidential/Proprietary Trade Secret Information about the customer as a result of Participant’s association with the Company;
(b)    Within the geographic territory where Participant was employed by the Company, obtained knowledge of Confidential/Proprietary Trade Secret Information, or had contact with the Company’s customers, become employed by or otherwise render services to (as a director, employee, contractor or consultant) or have any ownership interest in any business which is engaged in offering the same or similar products or services as, or otherwise competes with those Company, including its subsidiaries and operating unit(s) with which Participant was employed or in any way involved during the last twelve (12) months of employment with the Company; or
(c)    (i) induce, offer, assist, encourage or suggest that another business or enterprise offer employment to or enter into a consulting arrangement with any employee, agent or representative of the Company or (ii) induce, offer, assist, encourage or suggest that any employee, agent or representative of the Company, including its subsidiaries and joint ventures, terminate his or her employment or business affiliation with the Company or accept employment with any other business or enterprise.

(d)    Confidential/Proprietary Trade Secret Information.
(i)    Participant agrees to keep secret and confidential all Confidential/Proprietary Trade Secret Information (further described below) acquired by Participant while employed by the Company or concerning the business and affairs of the Company, its vendors, its customers, and its affiliates (whether of a business, commercial or technological nature), and further agrees that Participant will not disclose any such Confidential/Proprietary Trade Secret Information so acquired to any individual, partner, company, firm, corporation or other person or use the same in any manner other than in connection with the business and affairs of the Company and its affiliates. Except in the performance of services for the Company, the Participant will not, for so long as the Confidential/Proprietary Trade Secret Information remains so designated under applicable law, use, disclose, reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer the Confidential/Proprietary Trade Secret Information or any portion thereof.
(ii)    For purposes of this Non-Competition Agreement, “Confidential/Proprietary Trade Secret Information” includes all information of a confidential or proprietary nature that relates to the business, products, services, research or development of the Company, and its affiliates or their respective suppliers, distributors, customers, independent contractors or other business relations. Confidential/Proprietary Trade Secret Information also includes, but is not limited to, the following: (A) internal business information (including information relating to strategic and staffing plans and practices, business, training, financial, marketing, promotional and sales plans and practices, cost, rate and pricing structures, accounting and business methods and customer and supplier lists); (B) identities of, individual requirements of, specific contractual arrangements with and information about, the Company’s suppliers, distributors, customers, independent contractors or other business relations and their confidential information; (C) trade secrets, copyrightable works and other confidential information (including ideas, formulas, recipes, compositions, inventions, innovations, improvements, developments, methods, know-how, manufacturing and production processes and techniques, research and development information, compilations of data and analyses, data and databases relating thereto, techniques, systems, records, manuals, documentation, models, drawings, specifications, designs, plans, proposals, reports and all similar or related information whether patentable or unpatentable and whether or not reduced to practice); (D) other intellectual property rights of the Company, or any of its affiliates; and (E) any other information that would constitute a trade secret under the Pennsylvania Uniform Trade Secrets Act, as amended from time to time (or any successor). The term “Confidential/Proprietary Trade Secret Information” also includes any information or data described above which the Company obtains from another party and which the Company treats as proprietary or designates as trade secrets, whether or not owned or developed by the Company.
(iii)    All documents and materials supplied to Participant or developed by Participant in the course of, or as a result of Participant’s employment at the Company whether in hard copy, electronic format or otherwise shall be the sole property of the Company. Participant will at any time upon the request of the Company and in any event promptly upon termination of Participant’s employment or relationship with the Company, but in any event no later than five (5) business days after such termination, deliver all such materials to the Company and will not retain any originals or copies of such materials, whether in hard copy form or as computerized and/or electronic records. Except to the extent approved by the Company or required by Participant’s bona fide job duties for the Company, the Participant also agrees that Participant will not copy or remove from the Company’s place of business or the place of business of a customer of the Company, property or information belonging to the Company or the customer or entrusted to the Company or the customer. In addition, the Participant agrees that Participant will not provide any such materials to any competitor of or entity seeking to compete with the Company unless specifically approved in writing by the Company. Notwithstanding anything in paragraph 1(d)(3) of this Non-Competition Agreement to the contrary, if the Company needs to take legal action to secure such return delivery of such materials, Participant shall be responsible for all legal fees, costs and expenses incurred by the Company in doing so.
(iv)    Participant understands that nothing contained in this Agreement limits Participant’s ability to file a charge or complaint with any federal, state or local governmental agency or commission (“Government Agencies”). Participant further understands that this Agreement does not limit Participant’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be commenced by any Government Agency including providing documents or other information without notice to the Company. This Agreement does not limit the Participant’s right to receive an award for information provided to any Government Agencies.
2.    Subsequent Employment.
(a)    Advise the Company of New Employment. In the event of a cessation of Participant’s employment with the Company, and during the Restricted Period described in paragraph 1 above, Participant agrees to disclose to the Company, the name and address of any new employer or business affiliation within ten (10) calendar days of Participant’s accepting such position. In the event that Participant fails to notify the Company of such new employment or business affiliation as required above, the Restricted Period will be extended by a period equal to the period of nondisclosure.
(b)    Participant’s Ability to Earn Livelihood. Participant acknowledges that, in the event of a cessation of Participant’s employment with the Company, for any reason and at any time, the provisions of paragraph 1 of this Non-Competition Agreement will not unreasonably restrict Participant’s ability to earn a living. Participant and the Company acknowledge that Participant’s rights have been limited by this Non-Competition Agreement only to the extent reasonably necessary to protect the legitimate interests of the Company in its Confidential/Proprietary Trade Secret Information.
(c)    Enforcement. Participant agrees that if Participant violates the covenants and agreements set forth in this Non-Competition Agreement, the Company would suffer irreparable harm, and that such harm to the Company may be impossible to measure in monetary damages. Accordingly, in addition to any other remedies which the Company may have at law or in equity, the Company will have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Non-Competition Agreement specifically performed by Participant, and the Company will have the right to obtain preliminary and permanent injunctive relief to secure specific performance, and to prevent a breach or contemplated breach, of this Non- Competition Agreement. In such event, the Company will be entitled to an accounting and repayment of all profits, compensation, remunerations or benefits which Participant or others, directly or indirectly, have realized or may realize as a result of, growing out of, or in conjunction with any violation of this Non-Competition Agreement. Such remedies will be an addition to and not in limitation of any injunctive relief or other rights or remedies to which the Company is or may be entitled at law or in equity. In the event that the Company obtains any requested relief in any action brought to enforce the terms of this Non-Competition Agreement through court proceedings, the Company will be entitled to reimbursement for all legal fees, costs and expenses incident to enforcement.
3.    Severability. If any section, paragraph, term or provision of this Non-Competition Agreement, or the application thereof, is determined by a competent court or tribunal to be invalid or unenforceable, then the other parts of such section, paragraph, term or provision will not be affected thereby and will be given full force and effect without regard to the invalid or unenforceable portions, and the section, paragraph, term or provision of this Non-Competition Agreement will be deemed modified to the extent necessary to render it valid and enforceable.
4.    Miscellaneous.
(a)    Employment.
(i)    This Non-Competition Agreement does not constitute a guarantee of employment and termination of employment will not affect the enforceability of this Non-Competition Agreement.
(ii)    Participant agrees that if Participant is transferred from the entity or division which was Participant’s employer at the time Participant signed this Non-Competition Agreement to employment by another division or another company that is a subsidiary or affiliate of Enviri II Corporation, and Participant has not entered into a superseding agreement with the new employer covering the subject matter of this Non-Competition Agreement, then this Non-Competition Agreement will continue in effect and the Participant’s new employer will be termed “the Company” for all purposes hereunder and will have the right to enforce this Non-Competition Agreement as Participant’s employer. In the event of any subsequent transfer, Participant’s new employer will succeed to all rights under this Non-Competition Agreement so long as such employer will be Enviri II Corporation or one of its subsidiaries or affiliates and so long as this Non-Competition Agreement has not been superseded.
(b)    Headings. The headings contained in this Non-Competition Agreement are inserted for convenience of reference only, and will not be deemed to be a part of this Non-Competition Agreement for any purposes, and will not in any way define or affect the meaning, construction or scope of any of the provisions of this Non-Competition Agreement.
(c)    Governing Law. This Non-Competition Agreement will be construed under the laws of the Commonwealth of Pennsylvania, without regard to its conflict of law provisions, and the parties consent and agree that the federal and state courts of the Commonwealth of Pennsylvania will have exclusive jurisdiction over any dispute relating to this Non-Competition Agreement.
(d)    Supplemental Nature of this Non-Competition Agreement. The restrictions set forth in paragraph 1 of this Non-Competition Agreement will be in addition to any other such restrictive covenants agreed to through separate Non-Competition Agreements, if any, between Participant and the Company and will survive the vesting or exercise of the equity award evidenced by the Agreement.
(e)    Waiver. The failure by the Company to enforce any right or remedy available to it under this Non-Competition Agreement will not be construed to be a waiver of such right or remedy with respect to any other prior, concurrent or subsequent breach or failure. No waiver of rights under this Non-Competition Agreement will be effective unless made in writing with specific reference to this Non-Competition Agreement.
(f)    Notification. Participant agreed that the Company may notify any third party about Participant’s obligations under this Non-Competition Agreement until such time as Participant has performed all of Participant’s obligations hereunder. Upon the Company’s request, Participant agrees to provide the Company with information, including, but not limited to, supplying details of Participant’s subsequent employment, sufficient to verify that Participant has not breached, or is not breaching, any covenant in this Non-Competition Agreement.
(g)    Tolling. In the event that Participant violates any of the covenants set forth in this Non-Competition Agreement, then the Company shall have the benefit of the full period of the covenants such that the covenants shall have the duration of the Restricted Period computed from the date Participant ceased violation of the covenants, either by order of the court or otherwise.
5.    Acknowledgements.
(a)    Participant acknowledges and agrees that this Non-Competition Agreement is in consideration of, (A) the grant evidenced by the Agreement, (B) access to Confidential/Proprietary Trade Secret Information, as required by Participant’s job duties, and (C) access to important customer relationships and the associated customer goodwill of the Company.
(b)    Participant acknowledges that he or she has carefully read and considered the provisions of this Non-Competition Agreement, and that this Non-Competition Agreement is reasonable as to time and scope and activities prohibited, given the Company’s need to protect its interests and given the consideration provided to Participant in the form of the grant evidenced by the Agreement.
(c)    Participant acknowledges that he or she has had an opportunity to consult with an independent legal counsel of Participant’s choosing, and accept the grant contained in the Agreement and continuing employment on the terms set forth in this Non-Competition Agreement.